Exhibit 15.2

29&10F, Chow Tai Fook Finance Centre, No.6 Zhujiang East Road, Tianhe District,

Guangzhou, Guangdong, China

Date: September 27, 2021

To:	Puyi Inc.

42/F, Pearl River Tower

No. 15 Zhujiang West Road

Guangzhou, Guangdong 510623

People’s Republic of China

Dear Sirs/Madams,

We hereby consent to the reference to our firm under the headings “Item 3. Key Information – D. Risk Factors – Risks Related to Our Corporate Structure”, “Item 4. Information on our Company – B. Business Overview – Regulation - PRC Regulations Relating to Mergers and Acquisitions”, “Item 4. Information on our Company – C. Organizational Structure – Contractual Arrangements” and “Item 10. Additional Information – E. Taxation” in Puyi Inc.’s Annual Report on Form 20-F for the year ended June 30, 2021 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in September 2021. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ ETR Law Firm
ETR Law Firm